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                                                 Exhibit 3(b)



               WARNER-LAMBERT COMPANY

              (a Delaware Corporation)

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                      By-Laws

            (As Amended to April 1, 1999)


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                                    ARTICLE I
                                     OFFICES

The principal office of the Corporation in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801.

The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time designate.

                                   ARTICLE II
                                      BOOKS

The Corporation may keep its books (except such books as are required by law to be kept at the principal office of the Corporation in the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE III
                                  STOCKHOLDERS

SECTION 1. Annual Meetings-The annual meeting of the Stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held on such date and at such place and time as shall be fixed by resolution of the Board of Directors with respect to each such meeting.

Notice of the annual meeting of the Stockholders of the Corporation shall be delivered personally or mailed to each Stockholder entitled to vote at said meeting not less than 10 nor more than 60 days prior to said meeting. If mailed, said notice shall be directed to each Stockholder at such Stockholder's address as the same appears on the stock ledger of the Corporation unless such Stockholder shall have filed with the Corporation a written request that notices intended for such Stockholder be mailed to some other address, in which case it shall be mailed to the address designated in said request.

SECTION 2. Business to be Brought Before an Annual Meeting of Stockholders -Any business properly brought before an annual meeting of the Stockholders of the Corporation may be transacted at such meeting. To be properly brought before an annual meeting,



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business must be (i) specified in the written notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors pursuant to a vote of not less than four-fifths of the entire Board of Directors or (iii) otherwise properly brought before the meeting by a Stockholder. For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given written notice of the proposed business, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, such that the Secretary shall receive such notice at least 120 days prior to the anniversary date of the immediately preceding annual meeting or not later than 10 days after notice or public disclosure of the date of the annual meeting shall be given or made to Stockholders, whichever date shall be earlier. Subject to Section 8 of this Article III, any such notice shall set forth as to each item of business the Stockholder shall propose to bring before the annual meeting (i) a description of such item of business and the reasons for conducting it at such meeting and, in the event that such item of business shall include a proposal to amend either the Certificate of Incorporation or these By-Laws, the text of the proposed amendment, (ii) the name and address of the Stockholder proposing such item of business, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such Stockholder as of the record date for the meeting (if such a date has been established) and as of the date of such notice and a representation that the Stockholder intends to appear in person or by proxy at the meeting to propose such item of business and (iv) any material interest of the Stockholder in such item of business. Only business which shall have been properly brought before an annual meeting of Stockholders in accordance with these By-Laws shall be conducted at such meeting, and the officer or other person presiding over the meeting as provided in Section 6 of this Article III may refuse to permit any business to be brought before such meeting which shall not have been properly brought before it in accordance with these By-Laws.

SECTION 3. Special Meetings-Except as otherwise required by law, special meetings of the Stockholders may be called for any purpose or purposes only by
(i) the Chairman of the Board, (ii) the President or (iii) a majority of the whole Board of Directors. Any such special meeting may be held at the principal office of the Corporation within the State of Delaware or at such


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other place, either within or without the State of Delaware, as may be specified in the notice thereof.

Notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be in writing and signed by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be delivered personally or mailed to each Stockholder entitled to vote at said meeting, not less than 10 nor more than 60 days before the meeting. If mailed, said notice shall be directed to each Stockholder at such Stockholder's address as the same appears on the stock ledger of the Corporation unless such Stockholder shall have filed with the Corporation a written request that notices intended for such Stockholder be mailed to some other address, in which case it shall be mailed to the address designated in said request. Only such business as shall be specified in the notice of any special meeting of the Stockholders shall come before such meeting.

SECTION 4. Stockholders' List-It shall be the duty of the officer of the Corporation who shall have charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every annual or special meeting of Stockholders, a complete list of the Stockholders entitled to vote at said meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in such Stockholder's name. Such list shall be open, for at least a period of 10 days during ordinary business hours, either at the place where said meeting is to be held or at such other place in the same city as shall be specified in the notice of the meeting, to the examination of any Stockholder for any purpose germane to the meeting and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any Stockholder whose name appears on the original or duplicate stock ledger who may be present.

SECTION 5. Quorum-At any meeting of the Stockholders of the Corporation, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, there must be present, either in person or by proxy, in order to constitute a quorum, Stockholders owning a majority of the issued and outstanding shares of the stock of the Corporation entitled to vote at said meeting. If at any such meeting a quorum shall fail to be present, the officer or other person presiding over the meeting as provided in Section 6 of this
Article III may adjourn

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the meeting from time to time without notice other than the announcement at the meeting, until a quorum shall attend, and thereupon, any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called; provided, however, that if the meeting is adjourned for more than 30 days or if, after adjournment, a new record date is fixed, notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat.

SECTION 6. Organization-Each meeting of the Stockholders shall be presided over by the Chairman of the Board, or in the absence of such officer, by the President, or in the absence of both of such officers, by any other person selected to preside by vote of the holders of a majority of the outstanding stock present in person or by proxy and entitled to vote at the meeting.

SECTION 7. Voting-Each Stockholder of record of the Corporation shall, at every meeting of the Stockholders of the Corporation, be entitled to one vote for each share of stock standing in such Stockholder's name on the books of the Corporation on any matter on which such Stockholder is entitled to vote, and such votes may be cast either in person or by proxy, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period.

Upon demand of any Stockholder, the vote on any question before the meeting shall be by ballot.

Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, all elections shall be had and all questions decided by a majority of the votes cast.

SECTION 8. Notification of Nominations-Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or by any Stockholder entitled to vote for the election of Directors. Any Stockholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice of the intent of such Stockholder to make such nomination shall be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of Stockholders, 120 days prior to the anniversary date of the

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immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of Stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting shall first be given to Stockholders. Each such notice shall set forth:

(a) the name and address of the Stockholder who shall intend to make the nomination and of the person or persons to be nominated;

(b) the class and number of shares held of record, held beneficially and represented by proxy by such Stockholder as of the record date of the meeting (if such a date has been established) and as of the date of such notice and a representation that the Stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder;

(d) such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and

(e) the consent in writing of each nominee to serve as a Director of the Corporation if so elected.

The officer or other person presiding over the meeting as provided in Section 6 of this Article III may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 9. Inspectors of Election-It shall not be necessary to appoint Inspectors of Election at any Stockholders' meeting. Two Inspectors of Election to serve at any Stockholders' meeting may be appointed by the Board of Directors before such meeting, or, if no such appointment shall have been made, by a majority of the Stockholders present in person or by proxy and entitled to vote at the meeting. If no such appointment shall have been made and any Stockholder present in person or by proxy and entitled to


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vote at such meeting shall so request, two such Inspectors of Election shall be appointed by a majority of the Stockholders present in person or by proxy and entitled to vote at the meeting.

SECTION 10. Special Meetings of Holders of a Class of Stock-At any time when it is necessary or desirable to obtain the vote of the holders of shares of any class, at a meeting of such holders, the following shall apply:

(a) Any special meeting may be called as provided in Section 3 above and shall be held at the time and place and for the purposes designated in the notice of such meeting. Such notice shall be given as provided in Section 3 above.

(b) If the required percentage of shares is not present or represented at such meeting, the same may be adjourned from time to time by the officer or other person presiding over the meeting as provided in Section 6 of this Article III, without notice other than the announcement at the meeting, until the required percentage of shares is present or represented, and thereupon, any business may be transacted at the adjourned meeting which might have been transacted at the meeting as originally called; provided, however, that if the meeting is adjourned for more than 30 days or if, after adjournment, a new record date is fixed, notice of the adjourned meeting shall be given to each holder entitled to vote thereat.

(c) The holders entitled to receive notice of any such meeting or to vote thereat, in person or by proxy, shall be those who are holders of shares of said class on the date fixed for the purpose by the Board of Directors or otherwise determined as provided under Delaware law.

(d) Each such meeting shall be organized, presided over, conducted, and the minutes thereof kept as provided for or contemplated in these By-Laws for annual or special meetings of Stockholders of the Corporation.

SECTION 11. Action by Written Consent of Stockholders

(a) Anything in these By-Laws to the contrary notwithstanding, any action required by the General Corporation Law of the State of Delaware to be, or which may be, taken at any annual or special meeting of the Stockholders may be taken without a




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meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed in person or by proxy by the holder of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and if the procedures in this Section 11 shall be complied with.

(b) A record date for determining Stockholders entitled to express consent to Stockholder action in writing without a meeting shall be fixed by the Board of Directors of the Corporation (a "Consent Record Date"). Any Stockholder seeking to have the Stockholders authorize or take action by written consent without a meeting shall give written notice either by personal delivery or by United States mail, postage prepaid, to the Secretary, of the intent of such Stockholder to take action by written consent, which notice shall request the Board of Directors to fix a Consent Record Date. The Board of Directors shall, within 10 days of the receipt of such notice, fix as the Consent Record Date a date which shall not precede the date upon which the resolution fixing the Consent Record Date shall be adopted by the Board and which shall not be more than 10 days after the date upon which such resolution shall have been adopted. If the Board of Directors fails to fix a record date as provided in this Section 11, then the record date shall be the day on which the first written consent is duly delivered pursuant to Section 213(b) (or its successor provision) of the General Corporation Law of the State of Delaware, or, if prior action is required by the Board of Directors with respect to the matter to be acted upon by written consent without a meeting, the record date shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) Every written consent pursuant to this Section 11 shall bear the date of signature of each Stockholder who shall sign such consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 11, written consents signed by a sufficient number of Stockholders to take action shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the books in which meetings and proceedings of the Stockholders shall be recorded. Delivery made to said

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registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested.

(d) In the event of the Delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent Inspectors of Election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such Inspectors of Election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders.

(e) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who shall not have consented in writing.

                                   ARTICLE IV
                                    DIRECTORS

SECTION 1. Number, Election and Term of Office-The business of the Corporation shall be managed by and under the direction of the Board of Directors of the Corporation. The number of Directors constituting the whole Board shall be 15, but the Board of Directors may, by a resolution adopted by the affirmative vote of a majority of the whole Board as then constituted given at any regular or special meeting of the Board of Directors, increase or decrease such number (subject to the condition that in no case shall such number be more than 15 nor less than 10), provided notice of the proposed increase or decrease shall be included in the notice of such meeting or all of the Directors at the time in office shall be present at such meeting or those not present shall at any time waive or have waived notice thereof in writing. Directors need not be Stockholders of the Corporation. Except as otherwise provided by law, the Certificate of Incorporation or by these By-Laws, the Directors shall be elected by ballot at the annual meeting of the Stockholders of the Corporation to serve until the next annual meeting of Stockholders and until their successors are respectively elected and have qualified.

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SECTION 2. Vacancies-Any vacancy or vacancies which may occur among the
Directors through death, resignation, or disqualification or for any other cause, shall be filled by a majority of the remaining Directors, though less than a quorum, or by the remaining Director, and the Directors so chosen shall hold office until the next annual election and until their respective successors shall be duly elected and shall have qualified, unless sooner displaced as provided by the laws of the State of Delaware.

Vacancies resulting from an increase in the number of Directors shall be filled in the same manner.

SECTION 3. Regular Meetings-Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

SECTION 4. Special Meetings-Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, if a Director, or any four Directors, and such meetings shall be held at the principal office of the Corporation in the State of Delaware or at such other place or places either within or without the State of Delaware as shall be specified in the notice thereof.

Unless otherwise specified in the notice thereof, any and all business may be transacted at any special meeting.

SECTION 5. Notice-Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same at least forty-eight
(48) hours, or by telegraphing, telexing, telecopying or similarly electronically communicating the same at least twelve (12) hours before the time fixed for the meeting. Said notice may be waived by any Director. At any meeting at which every Director shall be present any and all business may be transacted even though no notice shall have been given.

SECTION 6. Quorum-At all meetings of the Board of Directors the presence of one-third of the Directors, and in no event less than two (2) Directors, shall be necessary to constitute a quorum and be sufficient for the transaction of business and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise

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specifically provided by statute, the Certificate of Incorporation or these
By-Laws.

SECTION 7. Adjournment-Any regular or special meeting of the Board of Directors may be adjourned from time to time by the members present whether or not a quorum shall be present, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the meeting.

SECTION 8. Committees-The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate an Executive Committee which shall include the Chairman of the Board, and the President, if a Director, and which, except as set forth in the resolution or resolutions designating such Executive Committee, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may, by like action, designate one or more other committees, each of which shall have and may exercise such powers as shall be set forth in the resolution or resolutions designating it.

Each committee shall consist of two or more Directors of the Corporation. The Board of Directors shall designate for each such committee a chairman, and if desired a vice chairman, who shall continue as such during the pleasure of the Board of Directors. The Board of Directors may also designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of the death, incapacity or inability to act of the chairman, a successor shall be selected by the Board of Directors and the vice chairman shall not succeed the chairman unless selected by the Board. The committees shall each fix their own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board of Directors. Each such committee shall keep accurate records of its proceedings and report the same to the Board when required.

In the absence or disqualification of any member of any committee designated as above provided, the member or members present at any meeting and not disqualified from voting (whether or not constituting a quorum) may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.


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SECTION 9. Written Consents-Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 10. Advisory Directors-The Board of Directors may from time to time create one or more positions of Advisory Directors, and may fill such position or positions for such term as the Board deems proper. Each Advisory Director shall have the privilege of attending meetings of the Board, but notice to an Advisory Director shall not be considered required under law, the Certificate of Incorporation or these By-Laws. Each Advisory Director shall be entitled to receive such amounts as may be fixed from time to time by the Board of Directors, in the form either of fees for attendance at meetings of the Board or of payment at the rate of a fixed sum per year or per month, or both. No Advisory Director shall be entitled to vote on any business coming before the Board, nor shall any Advisory Director be counted as a member of the Board for the purpose of determining the number necessary to constitute a quorum, or for the purpose of determining whether a quorum is present, or for any other purpose whatsoever, nor shall any Advisory Director be eligible to serve on any committee of the Board either as a regular or alternate member or pursuant to the provisions of the last paragraph of Section 8 of this Article IV. In the case of an Advisory Director, the occurrence of any event which in the case of a Director would create a vacancy in the Board, shall not be deemed to create a vacancy in the position of Advisory Director; but the Board of Directors may declare the position terminated until such time as the Board shall deem it proper again to create and fill the position.

SECTION 11. Retirement of Directors-No person shall be eligible to stand for election, reelection or appointment to fill a vacancy as a Director of the Corporation after having attained the age of seventy years. Notwithstanding the foregoing, the Chief Executive Officer of the Corporation shall submit his or her resignation as a Director of the Corporation concurrently with the individual's retirement as an employee of the Corporation and shall not be eligible to stand for election, reelection or appointment to fill a vacancy as a Director of the Corporation.

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SECTION 12. Honorary Chairmen of the Board-The Board of Directors may appoint one or more Honorary Chairmen (each of whom shall be a Director) who shall advise and counsel with the Chairman of the Board and who shall also have only such other powers and perform such other duties as may be assigned to them by the Board of Directors or the Chairman thereof.

SECTION 13. Audit Committee-There shall be appointed, from among the members of the Board of Directors, an Audit Committee of not less than three members comprised solely of persons who are independent of management and free from all relationships that might in the opinion of the Board of Directors interfere with the exercise of the independent judgment of such persons as members of the Audit Committee; provided, however, that in no event shall any of such members be a present officer or an employee of the Corporation or of any subsidiary of the Corporation; and provided further that at least a majority of the members of the Audit Committee shall be persons who were not formerly officers or employees of the Corporation or any subsidiary of the Corporation. The members of the Audit Committee shall be selected by the Board of Directors. The Audit Committee shall
(a) meet with the Corporation's independent accountants to review the proposed scope of the annual audit of the Corporation's books and records and to review the findings of the independent accountants upon completion of the annual audit of the Corporation's books and records and (b) report to the entire Board of Directors with respect to its meetings with the independent accountants and (c) supervise the implementation of the Corporation's management integrity policies and report annually to the entire Board of Directors with respect thereto and
(d) have such other duties as may from time to time be delegated to it by the Board of Directors.

                                    ARTICLE V
                                    OFFICERS

SECTION 1. Number, Election and Term of Office-The offices of the Corporation shall be the Chairman of the Board, the President, one or more Vice Presidents, the Secretary, one or more Assistant Secretaries, the Treasurer and one or more Assistant Treasurers, but each such office need not be filled. The Chairman of the Board or the President shall also be the Chief Executive Officer of the Corporation, who shall be a Director, and, subject to the direction and control of the Board of Directors, shall have the


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responsibility for the general and active management of the business of the
Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, the Chairman of the Board, the President or any Vice President shall be the Chief Operating Officer of the Corporation, who shall be a Director. The Officers of the Corporation shall be elected by the Board of Directors at any regular or special meeting of the Board, and shall hold their respective offices until their successors shall be elected and shall have qualified; provided, however, that any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any number of offices may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents as the interest of the Corporation may require and may fix their duties and terms of office. The Board of Directors may from time to time appoint an officer to be the Chief Financial Officer of the Corporation. The Board of Directors may also appoint or elect one or more Vice Chairmen, who may but need not be officers or Directors of the Corporation, and who shall perform such duties as may be assigned to them by the Board of Directors or the Chairman of the Board and who, if an officer, unless otherwise specified, shall have the duties and powers of a Vice President.

SECTION 2. Chairman of the Board-The Chairman of the Board, who shall be a Director, shall, if present, preside at all meetings of the Stockholders and of the Board of Directors, shall keep the Board of Directors fully informed, and shall freely consult them concerning the business of the Corporation. The Chairman of the Board shall have the powers and duties delegated by these By-Laws and the laws of the State of Delaware and such other powers and duties as may be assigned from time to time by the Board of Directors.

SECTION 3. President-The President shall, subject to the direction and control of the Chief Executive Officer, have the responsibility for overseeing the operations of the business of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and, if a Director, of the Board of Directors at which he is present and otherwise assume and perform the duties of the Chairman of the Board. The President shall have the powers and duties delegated to him by these By-Laws and the laws of the State of

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Delaware and such other powers and duties as may be assigned from time to time by the Chief Executive Officer.

SECTION 4. Vice Presidents-The Vice Presidents shall perform such duties as the Chairman of the Board, the President or the Board of Directors shall require. One or more of the Vice Presidents may be designated by the Board of Directors as Senior Executive Vice Presidents, as Executive Vice Presidents or as Senior Vice Presidents.

SECTION 5. Secretary-The Secretary may sign all certificates of stock of the Corporation, shall keep a record in the proper books provided for that purpose of all meetings and proceedings of the Board of Directors and of the Stockholders of the Corporation, shall record all votes of the Directors and Stockholders in a book to be kept for that purpose, shall notify the Directors and Stockholders of the respective meetings as required by law or by these By-Laws and shall perform such other duties as may be required by law or these By-Laws, or which may be assigned from time to time by the Board of Directors.

SECTION 6. Assistant Secretaries-The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

SECTION 7. Treasurer-The Treasurer shall have charge of the funds of the Corporation, may sign all certificates of stock, shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, shall disburse the funds of the Corporation as may be ordered by the Board of Directors and shall render to the Chairman of the Board, the President or the Directors, whenever they may require it, an account of all transactions as Treasurer and an account of the business of the Corporation.

SECTION 8. Assistant Treasurers-The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

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SECTION 9. Treasurer's Bond-The Treasurer and Assistant Treasurers shall, if required to do so by the Board of Directors, each give a bond in such sum and with such surety or sureties as the Board of Directors may require.

SECTION 10. Duties May Be Transferred-The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any Officer to any other Officer, or person, notwithstanding the provisions of these By-Laws.

                                   ARTICLE VI
                            RESIGNATIONS AND REMOVALS

SECTION 1. Resignations-Any Director, officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the President or the Secretary of the Corporation; and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which such person is a member or the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 2. Removals-The Stockholders, at any meeting called for the purpose, by vote of the majority of the outstanding stock entitled to vote, may remove from office any Director and elect such Director's successor. The Board of Directors by vote of not less than a majority of the entire Board, may remove from office any officer, agent or member of any committee elected or appointed by it.

                                   ARTICLE VII
                                 INDEMNIFICATION

SECTION 1. Basic Indemnification-The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,

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joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. Derivative Suits-The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

SECTION 3. Successful Defense-To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or

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proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

SECTION 4. Determination of Standard-Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders.

SECTION 5. Advancement of Expenses-Expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 6. By-Laws Not Exclusive-The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

SECTION 7. Insurance-The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership,

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joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

SECTION 8. Consolidations and Mergers-For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

SECTION 9. Employee Benefit Plans-For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

SECTION 10. Indemnification Agreements-The Corporation shall have the express authority from time to time to enter into such agreements, which may contain provisions for indemnification under any and all circumstances permitted under applicable law, as the Board of Directors deems appropriate for the

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indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with which such person is serving at the request of the Corporation.

SECTION 11. Survival-The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                           CONTRACTS, CHECKS AND NOTES

SECTION 1. Contracts-Unless the Board of Directors shall otherwise direct generally or in specific instances, all contracts of the Corporation shall be executed in the name of the Corporation by or on behalf of the Chairman of the Board, the President, a Vice President or the Treasurer.

SECTION 2. Checks and Notes-All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

                                   ARTICLE IX
                                      STOCK

SECTION 1. Form of Issuance-Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chairman of the Board, or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; provided, however, that when certificates are signed by a transfer agent or a registrar (in either case other than the Corporation or an employee), the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates

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shall have been delivered by the Corporation, such certificate or certificates shall nevertheless, unless otherwise determined by the Board generally or in particular instances, be deemed to have been adopted by the Corporation as and for a stock certificate thereof without the necessity of any further action and may be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

SECTION 2. Transfer-The Board of Directors shall have power and authority to make such rules and regulations as they may deem expedient concerning the issue, registration and transfer of certificates of stock, and may appoint transfer agents or clerks and registrars thereof.

SECTION 3. Lost Certificates, Etc.-In place of any certificates of stock lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of new certificates upon compliance with such terms and conditions as may be approved by the Board or, within such limitations as may be prescribed by the Board, by any officer or officers of the Corporation designated by the Board, including as a condition in each case the furnishing of an appropriate bond unless in the judgment of the Board no such bond is required to be furnished.

                                    ARTICLE X
                             REGISTERED STOCKHOLDERS

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                   ARTICLE XI
                               INSPECTION OF BOOKS

The Board of Directors may determine from time to time whether and to what extent and at what times and places and under what conditions, the books of the Corporation, or any of them, shall be opened to the inspection of Stockholders of the Corporation

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and no Stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or of the Stockholders.

                                   ARTICLE XII
                              VOTING OF STOCK HELD

Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the President, or any Vice President may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the Chairman of the Board, the President or any Vice President may personally attend any meetings of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

                                  ARTICLE XIII
                              FIXING OF RECORD DATE

The Board of Directors may fix in advance a date, not less than 10 nor more than 60 days preceding the date of any meeting of Stockholders, and not more than 60 days preceding the date for the payment of any dividend or other distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof,

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or entitled to receive payment of any such dividend or other distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, and in such case only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be. If no such record date is fixed, the record date for such action shall be determined as provided under the laws of the State of Delaware.

                                   ARTICLE XIV
                                WAIVER OF NOTICE

Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto. Attendance at a Stockholders' meeting shall constitute a waiver of notice thereof unless the Stockholder is attending the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise required in the Certificate of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any annual or special meeting of Stockholders need be specified in any written waiver of notice.

                                   ARTICLE XV
                                      SEAL

The corporate seal of the Corporation shall be circular and shall bear the name of the Corporation, and the year and State of its incorporation.

                                   ARTICLE XVI
                                   FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the thirty-first day of December following.


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                                  ARTICLE XVII
                                   AMENDMENTS

All By-Laws of the Corporation shall be subject to alteration, amendment or repeal, and new By-Laws may be made, either by affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote, given at an annual meeting or at any special meeting, provided notice of the proposed alteration, amendment or repeal or of the proposed new By-Laws is included in or accompanies the notice of such meeting or waiver thereof, or (except as otherwise provided in a By-Law adopted by the Stockholders) by the affirmative vote of a majority of the whole Board of Directors given at a regular or special meeting of the Board of Directors, provided that the notice of such meeting indicates that the By-Laws are to be repealed, altered or amended or that new By-Laws are to be adopted (but such notice need not specify the particular By-Laws to be repealed, altered or amended or the new By-Laws to be adopted), or if all of the Directors at the time in office be present at such meeting or those not present shall at any time waive or have waived notice thereof in writing.






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